                                                                    EXHIBIT 10.6


                             SHAREHOLDERS AGREEMENT


SHAREHOLDERS AGREEMENT, dated December 18, 1993 ("Agreement"), by and among:

(1) Morrison Knudsen BV, a company incorporated in the Netherlands, whose registered office is at Amsterdam ("MK");

(2) LAMBIQUE BEHEER BV, a company incorporated in the Netherlands, whose registered office is at Amsterdam ("NRG"); and

(3) ERGON OVERSEAS HOLDINGS LIMITED, a company incorporated in England, whose registered office is at London ("PowerGen").

RECITALS

A. MK, NRG and PowerGen each own one third (1/3) of all the issued shares of MIBRAG BV, a company incorporated in the Netherlands (herein referred to as either "MIBRAG BV" or the "Company"), which has agreed, pursuant to the Sale and Purchase Agreement of even date herewith (Urkundennummer ______/1993 of the notary Axel Rodert, Cologne) among the Company, the Treuhandanstalt ("THA"), Mitteldeutsche Braunkohlengesellschaft mbH, a company incorporated under the laws of the Federal Republic of Germany, whose registered office will be in Bitterfeld ("MIBRAG GmbH"), and Mitteldeutsche Bergbau-Verwaltungsgesellschaft mbH ("MBV") to acquire 99% of the shares of MIBRAG GmbH.

B. MK, NRG and PowerGen are entering into this Agreement in order to set out, among other things, the terms governing their relationship as shareholders in the Company, as well as the Company's exercise of its rights as a shareholder to MIBRAG GmbH.

IT IS AGREED, therefore, as follows:
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INTERPRETATION

DEFINITIONS

1.1 In this Agreement, the following expressions shall (unless the context requires otherwise) have the following meanings:

Articles of Association:  the articles of association of the Company;

Audited Accounts: the audited consolidated balance sheet and consolidated profit and loss account in respect of a particular Fiscal Year;

Aufsichtsrat:  the Aufsichtsrat (or supervisory board) of MIBRAG GmbH;

Budget: the capital and operating budget for the MIBRAG Group and each of its undertakings for a particular Fiscal Year as determined by the Geschaftsfuhrung and agreed hereunder;

Business Day: a day (other than a Saturday) on which banks generally are open in Amsterdam, Berlin, London and New York for a full range of business;

Business Plan: the rolling business plan for the MIBRAG Group for a particular Fiscal Year and the four (4) succeeding Fiscal Years as determined from time to time by the Geschaftsfuhrung of MIBRAG GmbH and agreed hereunder;

Business: the business to be carried on by the MIBRAG Group, as defined in clause 4.1;

Company:  MIBRAG BV and its successors and assigns;

Event of Default:  the events set forth in clause 8.1;
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Fiscal Year:  the financial period of the Company commencing (other than in the case of the initial financial period) on January 1 and ending on December 31;

Geschaftsfuhrer:  The Geschaftsfuhrer/managing director of MIBRAG GmbH;

Geschaftsfuhrung:  the Geschaftsfuhrung (or management board) of MIBRAG GmbH;

Group: at the relevant time in relation to a Party, that Party and its Subsidiaries, any undertaking (Holding Undertaking) of which that Party is a Subsidiary (whether directly or indirectly) and any undertaking which is a Subsidiary of such Holding Undertaking;

Joint Aufsichtsrat Members: the members of the Aufsichtsrat designated jointly by the Parties;

Lippendorf Coal Contract(s): the two coal supply agreements, dated March 8, 1993, having identical terms, one among MIBRAG AG, Bayernwerk AG, Energieversorgung Schwaben AG and Badenwerk AG and the second one between MIBRAG AG and Vereinigte Energiewerke AG;

MIBRAG AG:  MIBRAG Vereinigte Mitteldeutsche Braunkohlenwerke
Aktiengesellschaft, a stock corporation incorporated under the laws of the Federal Republic of Germany;

MIBRAG Group: The Company and any undertakings in which the Company has an interest after the Spaltungsplan has become effective;

Mining Services Agreement: the Agreement for the Provision of Mining Consultancy Services to be executed between MIBRAG GmbH and MK GmbH for certain services with respect to the operation and maintenance of the mining business of the MIBRAG Group;
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MK Aufsichtsrat Member:  The Aufsichtsrat Member designed by MK;

MK GmbH: Morrison Knudsen Deutschland GmbH, a company incorporated under the laws of the Federal Republic of Germany, whose registered office is in Frankfurt, Germany;

NRG Aufsichtsrat Member:  The Aufsichtsrat Member designated by NRG;

Parties: Morrison Knudsen BV, Lambique Beheer BV and Ergon Overseas Holdings Limited (and Party shall be construed accordingly);

Power Services Agreement: the Agreement for the Provision of Consultancy Services to be executed between MIBRAG GmbH and SES for certain services with respect to the operation and maintenance of the power stations of the MIBRAG Group;

PowerGen Aufsichtsrat Member:  The Aufsichtsrat Member designated by PowerGen;

Sale and Purchase Agreement: the agreement ("Kaufvertrag") of even date herewith (Urkundennummer _____/1993 of the notary Axel Rodert, Cologne) among the Company, THA, MIBRAG GmbH and MBV relating to the acquisition by the Company of 99 % of the shares in MIBRAG GmbH and certain mining proprietary rights;

Satzung:  the Satzung (or constitutional documents) of MIBRAG GmbH;

SES: Saale Energie GmbH Services i.G., a company incorporated under the laws of the Federal Republic of Germany, whose registered office will be in Schkopau, an indirect joint undertaking of the NRG Group and the PowerGen Group;

Shareholders: such members of the MK Group, the NRG Group and the PowerGen Group as are at the relevant time holders of shares of the Company (and Shareholder shall be construed accordingly);

Shareholder Aufsichtsrat Members: the members of the Aufsichtsrat nominated by the Shareholders, namely the MK Aufsichtsrat Member, the NRG Aufsichtsrat Member, the PowerGen Aufsichtsrat Member and the Joint Aufsichtsrat Members;

Spaltungsplan:  as such term is defined in the Sale and Purchase Agreement;

Subsidiary: in relation to a Party, any other undertaking in which the Party (or persons acting on its or their behalf) for the time being directly or indirectly holds or controls either:
(a) a majority of the voting rights exercisable at general meetings of the members of that undertaking on all, or substantially all, matters; or
(b) the right to appoint or remove directors having a majority of the voting rights exercisable at meetings of the board of directors of that undertaking on all, or substantially all, matters,

and any undertaking which is a Subsidiary of another undertaking shall also be a Subsidiary of any further undertaking of which that other is a Subsidiary;

undertaking: a body corporate or partnership or an unincorporated association carrying on trade or a business with or without a view to profit;

Transition Agreement: the Transition Agreement dated December 18, 1993 between the Company and THA relating to the period from the execution of the Sale and Purchase Agreement to transfer of title to 99 % of the shares in MIBRAG GmbH to the Company;

Vorsitzender:  The Vorsitzender (or Chairman) of the Aufsichtsrat.

INTERPRETATION

1.2  For the purposes of this Agreement:
(a) clause and paragraph headings in this Agreement and the Appendices are inserted for convenience only and shall not affect the construction of this Agreement;

(b) any reference to an amount in Dutch Guilders or Deutsche Marks shall include an equivalent amount at the relevant time in any other currency or combination of currencies;

(c) any reference to an agreed draft is to the form of the relevant document as agreed between the Parties and signed on their behalf for the purpose of identification (with such amendments, if any, as may subsequently be agreed in writing between the Parties).


EXERCISE OF POWERS OF CONTROL

1.3 Where any obligation in this Agreement is expressed to be undertaking or assumed by any Party, such obligation shall be construed as requiring that Party to exercise all rights and powers of control over the affairs of any other person which that Party is able to exercise (whether directly or indirectly) in order to secure performance of such obligation.

1.4 Each Party undertakes to exercise its rights and powers as a shareholder and member of the management board of the Company, in furtherance of the Company's objectives in accordance with the Articles of Association and the provisions of Dutch law, to cause the Company to exercise all its rights and powers available under the Satzung and the laws of the Federal Republic of Germany (with respect to MIBRAG GmbH) to procure that to the greatest extent possible effect is given to the matters agreed herein, in the Sale and Purchase Agreement, the Transition Agreement, the Mining Services Agreement and the Power Services Agreement.

SCOPE OF BUSINESS AND MANAGEMENT OF THE COMPANY

BUSINESS OF THE COMPANY

2.1 Unless Unanimously agreed otherwise by the Parties, the sold business of the Company shall be the holding of the shares in MIBRAG GmbH (and the exercise of the related shareholder rights), the exercise of any rights or claims under the Sale and Purchase Agreement accruing to the Company as the purchase thereunder and the fulfillment of the Company's commitments and obligations thereunder. The acquisition or disposition by the Company of any shares of, or any other participation in, any undertakings shall require the unanimous consent of the Parties.

CAPITALIZATION OF THE COMPANY

2.2 On or prior to the Legal Transfer Date (as defined in the Sale and Purchase Agreement), each of the Parties shall contribute a minimum of DM 16, 700,000 to the stated capital of the Company.

2.3 In addition, each Party shall ensure that, on or prior to the Legal Transfer Date, a letter of credit or other guarantee in the amount of at least DM 16,700,000 will be provided in favor of the Company to meet the requirements under Article 30.1 of the Sale and Purchase Agreement. Commencing January 31, 1997, the amount of each of these guarantees shall be increased to DM 26,700,000 (Article 10.6 of the Sale and Purchase Agreement).

2.4 Each Party shall severally maintain the stated capital, guarantees and other funding of the Company as required under the terms of the Sale and Purchase Agreement in proportion to its shareholdings in the Company.

SCHKOPAU INDEMNIFICATION

2.5 NRG and PowerGen shall severally indemnify the Company for any deduction made from the full (100%) compensation payable by Treuhandanstalt pursuant to clause 16.2.2 of the Sale and Purchase Agreement.

INDEMNIFICATION FOR REGULATORY COMPLIANCE

2.6 NRG shall indemnify MIBRAG GmbH for any and all costs and expenses which MIBRAG GmbH may incur solely to comply with the provisions of the Public Utility Holding Company Act (PUHCA).

MANAGEMENT OF THE COMPANY

2.7 The Company will be managed by a management board, which shall consist of all of the Parties. The rights and obligations of the Parties as shareholders and members of the management board of the Company are set forth in the Articles of Association and in this Agreement.

2.8 The Parties agree that the Company shall not exercise any of its rights nor take any other action regarding MIBRAG GmbH (including the exercise of its voting rights or other rights, including those rights exercised through the Shareholder Aufsichtsrat Members) unless such action shall have previously been approved by the management board of the Company.

MEETINGS OF THE MANAGEMENT BOARD

2.9 The Parties shall appoint a Chairman and a Vice Chairman of the management board. The Vice Chairman shall replace the Chairman in the event the Chairman is prevented from performing his duties. The appointment of Chairman and Vice Chairman shall be for a term of one year unless otherwise revoked by a decision of the management board.

2.10 Meetings of the management board shall be called by the Chairman of the management board by giving seven days written notice (unless an immediate action of the management board is required, in which case a meeting shall be called upon 48 hours written notice setting forth the matter of urgency) to all Parties and shall be held at the registered office of the Company or at such other place outside of the Federal Republic of Germany as may be agreed between the Parties. Upon request of a Party, the Chairman is obliged to call a meeting of the management board.

2.11 The management board cannot take any decisions or other actions unless all the Parties are represented, whether in person, by telephone or by proxy. The Chairman shall ascertain whether a quorum is present. In the event that no quorum is present, the Chairman shall call a new meeting concerning the same agenda within 48 hours with a notice period of at least four days to and exclusive of the new date of the meeting. The meeting of the management board convened thereupon constitutes a quorum irrespective of the Parties represented.

2.12 The Chairman shall lead the meeting of the management board. There shall be minutes of each meeting, which shall be kept at the registered office of the Company. The minutes shall be signed by the Chairman and shall be immediately passed on to the other members of the management board for approval.

CHANGE IN CONTROL OVER A PARTY

OPTION TO PURCHASE

3.1 In the event of a change in control over any Party, each of the other Parties shall be entitled to purchase any or all of the shares of such Party in the Company (the "Option") proportionate to their shareholdings at a price to be agreed or, if no agreement can be reached, at a fair market value price established by an independent expert, who shall be designated by the appointed auditor of the Company.

CHANGE IN CONTROL

3.2 A change in control shall be deemed to have occurred if 50% or more of any kind of shareholder's rights with respect to any Party or any undertaking directly or indirectly controlling the Party within the meaning of Article 24
(a) of Book 2 of the Dutch Civil Code shall transfer to a third party.

NOTIFICATION AND METHOD OF EXERCISE

3.3 Promptly, but in no case later than 10 days after any change in control, each Party shall inform the other Parties in writing about such change in control. Within a period of 60 days after receipt of such written notice or the date on which the other Parties obtain knowledge of such change in control, whichever is later, the other Parties can exercise their option by written notice to the relevant Party. In the event that no all of the other Parties exercise their option to purchase in full, all shares of the relevant Party may be acquired proportionate to the shares held by the Parties exercising their rights.

THE COMPANY AS SHAREHOLDER OF MIBRAG GMBH

BUSINESS OF THE MIBRAG GROUP


4.1 The Parties agree that the business of the MIBRAG Group shall be to carry on and develop the business of brown coal mining and electrical and thermal energy production (as further described in the Satzung) on sound, commercial, profit-making principles in accordance with the general principles of the Business Plan and in accordance with the Budget. The Business Plan and the Budget shall be reviewed by the Parties at the end of each quarter (or such other period as the Parties may agree) and shall be updated annually.

GOOD FAITH

4.2 Each Party shall act in good faith towards the Company, the other Parties and MIBRAG GmbH in order to promote the success of the Company and the MIBRAG Group, and, to the extent it is within its power, it shall procure that the other members of its Group do likewise.

SERVICES AGREEMENTS

4.3 The Parties shall use best efforts to procure that MIBRAG GmbH will (i) execute, as soon as practicable after the execution of this Agreement, the Mining Services Agreement in the form attached as EXHIBIT A hereto and the Power Services Agreement in the form attached as EXHIBIT B hereto, (ii) make such amendments as may be required pursuant to Article 29.2.3 of the Sale and Purchase Agreement and (iii) continue to perform its obligations under these Services Agreements. In the event any of these Services Agreements is invalid, terminated (for reasons not set forth in such Services Agreement) or contested pursuant to the Sale and Purchase Agreement, the Company shall use best efforts to cause MIBRAG GmbH to execute as soon as possible an agreement with terms as near as possible to those contemplated by such Services Agreement.

CAPITALIZATION OF MIBRAG GMBH

4.4 The Parties agree that the Company shall contribute to MIBRAG GmbH such additional capital as is required under Article 29 of the Sale and Purchase Agreement.

ACTIONS OF THE COMPANY AS SHAREHOLDER AND PURCHASER OF MIBRAG GMBH

4.5 The following decisions and actions of the Company shall require a majority vote of the management board unless otherwise specified herein or in the Articles of Association:

     (a) all decisions and actions of the Company as a shareholder of MIBRAG GmbH; and

     (b) the taking of any action of the Company permitted or required under the Sale and Purchase Agreement (other than the actions set forth in clause
         4.6 hereof) after the Legal Transfer Date, including, without limitation, the rights and options under Articles 8, 21.6, 30.2 and
         40.3 of the Share and Purchase Agreement.

UNANIMOUS CONSENT

4.6 In addition to the decisions and actions of the Company set forth in the Articles of Association and in clauses 2.1, 5.1, 6.1 and 6.2 of this Agreement, the following decisions and actions shall require the prior unanimous consent of al Parties represented on the management board:

     (a) the taking of any action of the Company permitted or required under the Sale and Purchase Agreement prior to the Legal Transfer Date and under the Transition Agreement, including the waiver of any conditions set forth in Articles 38 and 39 of the Sale and Purchase Agreement;

     (b) the exercise of the Company's option (the "Lippendorf Option") to require the repurchase by the THA of the Company's shares in MIBRAG GmbH in the event that construction of units 1 and 2 of the Lippendorf power plant has not begun by 1 January 1998 pursuant to Article 40.1 of the Sale and Purchase Agreement;

     (c) the exercise of the Company's right (the "EC Rescission Right") to rescind the Sale and Purchase Agreement or to exercise the right to waive rescission pursuant to Article 38.3 thereof;

     (d) the taking of any action of the Company permitted or required under the Sale and Purchase Agreement after the Legal Transfer Date pursuant to Articles 1.3 (Old Wahlitz), 4.1 (future coal fields), 5.1 (future power plant sites) and 40.2 (MUEG) of the Sale and Purchase Agreement;

     (e) the approval of, and any subsequent changes to, the business plan and the budget of the Company; and

     (f) the approval of, and any subsequent changes to, the Business Plan and Budget of MIBRAG Group.

LIPPENDORF PUT

4.7 In the event that the management board does not decide that the Company shall exercise the Lippendorf Option (within 3 months after the Lippendorf Option has become exercisable), any Party that favored the exercise of the Lippendorf Option, shall have the right to sell its shares in the Company to the other Party or Parties who did not favor the exercise of the Lippendorf Option at a price which equals the amount such Party would have received had the Company exercised the Lippendorf Option and distributed the net proceeds to the Parties.

EC PUT

4.8 In the event that the management board does not decide that the Company shall exercise the EC Rescission Right (within 3 months after the EC Rescission Right has become exercisable), any Party that favored the exercise of the EC Rescission Right, shall have the right to sell its shares in the Company to the other Party or Parties who did not favor the exercise of the EC Rescission Right at a price which equals the amount such Party would have received had the Company exercised the EC Rescission Right and distributed the net proceeds to the Parties.

OTHER ACTIONS OF THE COMPANY

4.9 The Parties shall cause the Company to use its rights and powers to procure, so far as are legally possible (including by the exercise of its voting rights and through the Shareholder Aufsichtsrat Members), that none of the actions specified below shall be taken (whether such action is to be taken by the Aufsichtsrat, the Geschatsfuhrung, MIBRAG GmbH or any of the officers or managers of MIBRAG GmbH) unless the Company shall previously have approved such action:

     (a)  the appointment and removal of the Vorsitzender of the Aufsichtsrat;

     (b)  the appointment and removal of the independent member of the Aufsichtsrat; and

     (c) the amendment, termination or any change in the terms and conditions of the Mining Services Agreement or the Power Services Agreement.

BUSINESS PLANS AND BUDGET

BUSINESS PLAN AND BUDGET OF THE MIBRAG GROUP

5.1 The Parties shall cause the Company to use its rights and powers to procure, so far as legally possible, that the Geschaftsfuhrung of MIBRAG GmbH shall submit to the Company by October 1 of each year for review, revision (if necessary) and approval, a draft of the Business Plan and Budget for the next Fiscal Year. The Parties shall use their best efforts to unanimously agree on the draft Business Plan and Budget by December 15 in each year, to instruct the Company to adopt the same at a shareholders' meeting as the Business Plan and Budget of the Company and to procure that the MIBRAG Group shall conduct the Business in accordance with the Business Plan and Budget. Any provisions in a Business Plan or a Budget providing for a mandatory increase of the stated capital of the Company or any other additional funding by the Parties shall require the unanimous consent of all Parties as set forth in clause 6.2.

5.2 Each Party may propose at any time that the Business Plan and/or Budget be amended (which amendment may take the form of a supplement), submit such amendment to the Parties for approval and request that all corporate action of the Company be initiated to implement such amendment.

5.3 If by December 15 no agreement has been reached by the Parties on the Business Plan for the following Fiscal Year, the Parties shall cause the Company to permit the MIBRAG Group to proceed with the matters agreed in respect of that particular Fiscal Year in the then current Business Plan.

5.4 If by December 31 in a relevant year no agreement has been reached on the Budget, the Parties shall:

     (a) cause the Company to permit the MIBRAG Group to proceed with those matters and incur those costs and expenditures in respect of which agreement had been reached;

     (b) cause the Company to permit the MIBRAG Group to discharge liabilities and obligations the non-performance of which would render the MIBRAG Group or any member of it liable to court action (including, without limitation, the payment of any rent or any other periodic payment);

     (c) use all reasonable endeavors to reach agreement on the relevant Budget as soon as possible thereafter.

5.5 If it appears to any Party that an undertaking of the MIBRAG Group may exceed its budget, or the budgeted amount for any specific item with a budgeted value in excess of DM 1,000,000, by more that 10 %, such Party may notify the other Parties and require that a management meeting of the Company be convened to consider the matter. Pending such meeting and until the budget for the relevant item is increased (if it is increased), the Parties shall cause the Company to use its reasonable endeavors to procure that, except for liabilities and obligations referred to in paragraph (b) of clause 5.4, the MIBRAG Group does not exceed the total budget or the amount provided in the budget for such item, as the case may be, by more than 10 %.

DIVIDEND POLICY

5.6 Subject to the Articles of Association and the provisions of the Sale and Purchase Agreement, the Parties shall, unless otherwise agreed between them pursuant to Article 21 of the Articles of Association, cause the Company in relation to any Fiscal Year and subject to (i) the restrictions in the Sale and Purchase Agreement, if any, and (ii) the retention of sufficient funds to meet the working capital needs of the Company (as determined by the Business Plan for the relevant Fiscal Year), to take all steps to procure that there shall be distributed in respect to each Fiscal Year all of the distributable profits of the Company as shown by the Audited Accounts of the Company for that Fiscal Year.

BUSINESS PLAN, BUDGET AND DIVIDEND POLICY OF THE COMPANY

5.7 The business plan, budget and dividend policy of the Company shall be discussed and implemented together with the Business Plan, the Budget and the dividend policy of MIBRAG GmbH.


CAPITAL AND ADDITIONAL FUNDING

ISSUANCE OF NEW SHARES

6.1 The issued share capital of the Company may from time to time be increased by such amount as shall be unanimously agreed between the Parties proportionately to the number of shares they hold immediately prior to such increase.

FUNDING SUPPORT BY THE PARTIES

6.2 It is the intention of the Parties that the Company and MIBRAG GmbH should be self-financing and should obtain additional funds from third parties without recourse to their respective shareholders. However, the Parties recognize the need to support the Company in accordance with the Business Plan and Budget from time to time and to provide additional funding as unanimously agreed by the Parties to ensure the adequate funding of the Company and the MIBRAG Group and to support their short and long term objectives. The Parties shall not unreasonably withhold their consent to any additional funding required to perform the obligations of the Company under the Sale and Purchase Agreement.

AUFSICHTSRAT OF MIBRAG GMBH

MEMBERS

7.1 For as long as the Aufsichtsrat of MIBRAG GmbH shall comprise a maximum of eleven (11) members, each Party shall:

     (a) be entitled to designate one (1) Member of the Aufsichtsrat: and

     (b) be entitled to designate jointly with the other Parties two (2) Members to the Aufsichtsrat (the Joint Aufsichtsrat Members).

ELECTION AND REMOVAL

7.2 Each of the Parties agrees to cause the Company to vote in favor of the election to the Aufsichtsrat of the persons designated by the Parties under clause 7.1 above and in favor of any person designated pursuant to clause
     7.1 to replace any such person.

7.3 Each of the Parties agrees to cause the Company to remove and replace the Joint Aufsichtsrat Members in accordance with the provisions of the Satzung and this Agreement.

7.4 The Parties shall cause the Company to procure that their respective Aufsichtsrat Members and the Joint Aufsichtsrat Members vote jointly in the election of the Vorsitzender.

DEFAULT
EVENTS OF DEFAULT

8.1  It shall be an Event of Default in relation to a Party if:

     (a) proceedings shall have been commenced or a resolution passed to wind up a Party (other than for the purpose only of solvent amalgamation or solvent reconstruction previously approved in writing by the other Parties);

     (b) any step is taken and not withdrawn within 90 (ninety) days to appoint a manager, receiver in bankruptcy (curator), administrator, administrative receiver, or any similar officer in respect of any assets of that Party or in respect of the shares in that Party or any undertaking of which that Party is a Subsidiary;

     (c) any distress, execution, sequestration or other process is levied or enforced (and not discharged within 7 (seven) days) against any substantial part of the assets of that Party;

     (d) that Party shall become insolvent, enter into suspension of payments (surceance van betaling) or otherwise be unable to pay its debts as and when they fall due as defined pursuant to Dutch or English law, as it is applicable to that Party;

     (e) that Party shall cease or threaten to cease to carry on a substantial part of its business (other than for the purpose only of solvent amalgamation or solvent reconstruction previously approved in writing by the other Parties) and such cessation would adversely affect to a substantial degree its ability to discharge its obligations under this Agreement from time to time;

     (f) that Party convenes a meeting of its creditors or makes or proposes any arrangement or composition with, or any assignment for the benefit of, its creditors;

     (g) the equivalent of any of (a) to (f) above occurs in respect of any Party under the laws of England, the Netherlands or the United States;

     (h) that Party fails to pay within 30 (thirty) Business Days of the due date any amount payable by it under clause 6.2 of this Agreement in the manner in which it is expressed to be payable in this Agreement or the resolution authorizing such payment; or

     (i) that Party commits a material breach of any provision of this Agreement and fails to remedy the same within 30 (thirty) days of notice to do so being given by the other Parties (and in which the other Parties express their intention to exercise their rights under this clause);

and for the purposes of this clause 8, any reference to Party shall include any member of that Party's Group.

ACTIONS FOLLOWING AN EVENT OF DEFAULT

8.2 If an Event of Default applies in relation to a Party (the "Defaulting Party"), then, without prejudice to any provision of Dutch law or contained in the Articles of Association, until such Event of Default is cured or waived in writing by the other Parties (the "Non-Defaulting Parties"):

     (a) the Non-Defaulting Parties shall be entitled by notice in writing to the Defaulting Party to require that any consent or approval required of a Party pursuant to this Agreement shall not hereafter be required of the Defaulting Party or any of its appointed representatives;

     (b) the Defaulting Party shall be deemed to have nominated one of the Non-Defaulting Parties' Aufsichtsrat Members as the alternate to the Defaulting Party's Aufsichtsrat Member, to attend and vote meetings of the Aufsichtsrat in his place (such alternate to act pursuant only to the joint instructions of the Non-Defaulting Parties); and

     (c) The Non-Defaulting Parties shall have the right to exercise an option to purchase any or all of the shares of the Defaulting Party proportionate to the ratio of their shareholdings at a fair market value price (less adjustments for any failure of the Defaulting Party to make payments duly authorized pursuant to clause 6.2) as established by an independent expert who shall be designated by the appointed auditor of the Company. The Non-Defaulting Parties must exercise their option to purchase the shares of the Defaulting Party by written notice to the Defaulting Party. Such notice shall include the price to be paid for the shares. In the event that not all of the Non-Defaulting Parties exercise their right to acquire in full, all shares of the Defaulting Party may be acquired proportionately to the ratio of the shares held by the Non-Defaulting Parties exercising their rights.


NON-COMPETITION

MIBRAG CUSTOMERS

9.1 Each of the Parties undertakes that, for so long as it or any member of its Group is beneficially interested in any share in the capital of the Company and for a period of one year thereafter, it shall procure (to the extent it is legally able to do so) that neither it, nor any member of its Group (whether alone or jointly with others, or whether as principal agent, shareholder or otherwise and whether for its own benefit or that of others) entices away or endeavors to entice away any material customer of the MIBRAG Group.

CONFIDENTIALITY

CONFIDENCE INFORMATION

10.1 Each of the Parties undertakes that for so long as it or any member of its Group is beneficially interested in any shares in the capital of the Company and for a period of one year thereafter, it shall use (and to the extent it is legally able shall ensure that each of the members of its Group shall use) all reasonable endeavors to keep confidential (and to ensure that its and their officers, employees, agents and professional and other advisers keep confidential) any information:

     (a) which it may have or acquire (whether before or after the date of this Agreement) in relation to the customers, business, assets or affairs of any member of the MIBRAG Group (including, without limitation, any information provided pursuant to the Business Plan and Budget); or

     (b) which, in consequence of the negotiations relating to this Agreement or of being a shareholder of the Company or having appointees on the Aufsichtsrat of MIBRAG GmbH or the exercise of its rights or performance of its obligations hereunder, it may have or acquire (whether before or after the date of this Agreement) in relations to the customers, business, assets or affairs of another Party or any member of another Party's Group; or

     (c) which relates to the contents of this Agreement, the Mining Services Agreement, the Power Services Agreement, or any agreement or arrangement entered into pursuant to this Agreement.

None of the Parties shall use for its own business purposes or disclose to any third party any such information (collectively, Confidential Information) without the consent of the other Parties.

EXCEPTIONS FROM CONFIDENTIALITY OBLIGATION

10.2  The obligation under clause 10.1 shall not apply to:

     (a) the disclosure of information on a "need to know" basis to a company which is another member of a Party's Group where such disclosure is for a purpose reasonably incidental to this Agreement;

     (b) information which is independently developed by the relevant Party or acquired from a third party to the extent that it is acquired with the right to disclose the same;

     (c) the disclosure of information to the extent required to be disclosed by law, any stock exchange regulation or any binding judgement, order or requirement of any court or other competent authority;

     (d) the disclosure of information to any tax authority to the extent required by law for the purposes of the tax affairs of the Party concerned or any member of its Group;

     (e) the disclosure in confidence to a Party's professional advisers;

     (f) information which is or becomes within the public domain (otherwise than as a result of a breach of this clause 10); or

     (g) any announcement made in accordance with the terms of clause 18.

10.3 For the purposes of this clause 10, any reference to Party shall include any member of that Party's Group.

EFFECTIVE DATE AND TERM

11.1 This Agreement shall have effect from the date of execution and shall continue until (i) all but one (1) of the Parties have transferred all their shares in the Company outside their Group or (ii) the Company has sold all its shares in MIBRAG GmbH, whichever event occurs first.

11.2  The termination of this Agreement for any reason shall not:

     (a) relieve any Party from any liability or obligation in respect of any matters, undertaking or conditions which have not been done, observed or performed by that Party prior to such determination; or

     (b) affect the terms of any Agreement entered into between the Parties, or any successor of them holding shares of the Company, to replace this Agreement; or

     (c) affect the terms of clause 10 of this Agreement.

NON-ASSIGNMENT

12.1 Each of the Parties may assign any or all of its shares in the Company in accordance with the provisions set forth in the Articles of Association and in this Agreement. A Party desiring to transfer its shares in the Company undertakes to procure that any new shareholder shall agree in writing to be bound by the terms of this Agreement before such transfer becomes effective.

12.2 The Parties agree that, in the event a Party desires to transfer its shares in the Company and its rights hereunder within its group, the other Parties shall not exercise any right of first refusal under the Articles of Association or this Agreement.

WAIVER OF RIGHTS

13. No waiver by a Party of a failure by another Party to perform any provision of this Agreement shall operate or be construed as a waiver in respect of any other failure whether of a like or different character.

AMENDMENTS

14. This Agreement may be amended only by an instrument in writing signed by duly authorized representatives of each of the Parties.

INVALIDITY

15. If any of the provisions of this Agreement is or becomes invalid, illegal or unenforceable, (a) the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired, and
(b) the Parties shall negotiate in good faith in order to agree on terms of a mutually satisfactory provision, achieving as closely as possible the same commercial effect, to be substituted for the provision found to be void, illegal or unenforceable.

NO PARTNERSHIP OR AGENCY

16.1 Nothing in this Agreement (or any of the arrangements contemplated hereby) shall be deemed to constitute a partnership between the Parties for any matters other than those set forth in this Agreement, no, save as may be expressly set out herein, constitute any Party the agent of any other Party or Parties for any purpose.

16.2 In addition, unless otherwise agreed in writing between the Parties, none of them shall enter into any contracts with third parties as agent for any member of the MIBRAG Group or for any other Party no shall any Party describe itself as such an agent or in any way hold itself out as being such an agent.

ARTICLES OF ASSOCIATION OF THE COMPANY AND OF MIBRAG GMBH

17.1 The Parties agree that as soon as practicable after the date of execution of this Agreement, they will procure that (i) the Articles of Association of the Company are amended in accordance with EXHIBIT C to this Agreement, and (ii) the articles of association (Gesellschaftsvertrag) or MIBRAG GmbH are amended to read substantially as set forth in EXHIBIT D to this Agreement.

17.2 In the event of any conflict between the provision of this Agreement and the Articles of Association of the Company, the provision of the Articles of Association shall prevail. The Parties shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement and shall procure to the extent within their power that any amendment is made to the Articles of Association of the Company as may be necessary for this purpose.

ANNOUNCEMENTS

18. No announcement in connection with the subject matter of this Agreement shall be made or issued by or on behalf of nay Party (or any member of its Group) without the prior written approval of all other Parties (such approval not to be unreasonably withheld or delayed) except for any announcement required by law, any stock exchange regulation or by any binding judgment, order or requirement of any court or other competent authority. The relevant Party shall, to the extent reasonable practicable, give the other Parties an opportunity to comment on any such announcement before it is made or issued.

COSTS

19. Each of the Parties shall pay its own costs, charges and expenses incurred in connection with the preparation and implementation of this Agreement and the transactions contemplated by it.

ENTIRE AGREEMENT

20.1 This Agreement together with the Articles of Association, the Sale and Purchase Agreement (including exhibits), the Transition Agreement, the Mining Services Agreement and the Power Services Agreement constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and none of the Parties has entered into this Agreement in reliance upon any representation, warranty or undertaking by or on behalf of any Party which is not expressly set out herein.

20.2 Without prejudice to the generality of clause 20.1, the Parties agree that this Agreement superseded any or all prior agreements, understandings, arrangements, promises, representations, warranties and/or contracts of any form or nature whatsoever (whether oral or in writing and whether explicit or implicit) which may have been entered into prior to the date hereof between the Parties or on their behalf as to the subject matter of this Agreement including, without limitation, the provisions of the Memorandum of Understanding dated 7/21 October 1992 between NRG Energy, Inc. and PowerGen plc., and the letter from Morrison Knudsen Corporation to NRG Energy, Inc. of 4 June 1993 as amended on 11 June 1993, provided, however, that the execution of this Agreement shall not
           --------
relieve any Party from any claims of another Party existing at the time of the execution.

NOTICES

ADDRESS FOR NOTICES

21.1 Any notice or other communication to be given under this Agreement shall be sent by telefax or courier mail as follows:

          if to MK:           Morrison Knudsen B.V.
                              Weena 70
                              3012CM Rotterdam
                              Attention:
                              Robert A. Tinstman

          if to NRG:          Lambique Beheer B.V.
                              Vijzelstreet 32
                              1017 H1 Amsterdam
                              Attention:
                              David H. Peterson

          if to Powergen:     Ergon Overseas Holdings Limited
                              53 New Broad Street
                              London EC2M 1JJ
                              Attention:
                              David J. Jackson

CHANGES

21.2 A Party may change the address, fax number of the name of the person for whose attention notices are to be addressed by serving a notice on the other in accordance with the clause 21.

DEEMED SERVICE

21.3 All notices given in accordance with clause 21.1 shall be deemed to have been served as follows:

     (a) if delivered by courier, at the time of receiving confirmation of delivery by the courier; and

     (b) if communicated by telefax, at the time of receiving confirmation by the recipient.

SETTLEMENT OF DISPUTES

LEGAL DISPUTES

22.1 If any dispute arises between the Parties in connection with this Agreement or any associated agreement entered into pursuant to this Agreement (a Dispute), they shall use all reasonable endeavors to resolve the matter on an amicable basis. If one Party serves formal written notice on the other that a material Dispute of such a description has arisen and the Parties are unable to resolve the Dispute within a period of thirty (30) days from the service of such notice, then the Dispute shall be referred to the respective senior officers of the Group of each Party. No recourse to arbitration under clause 22.2 by one Party against the other under this Agreement shall take place unless and until such procedure has been followed.

ARBITRATION

22.2 If the senior officers of the Group of each Party shall have been unable to resolve a Dispute within 30 days after it has been referred to them under clause 22.1, such Dispute shall be referred to and finally settled by arbitration under and in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with those Rules. The place of arbitration shall be Amsterdam. The language of the arbitration proceedings shall be English. Reasonable expenses of the arbitration shall be payable by the Parties in such proportions as shall be determined by the arbitrators.

GOVERNING LAW

23. This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.


AS WITNESS this Agreement has been signed by the duly authorized representatives of the Parties on the day and year first before written.

MORRISON KNUDSEN BV                 ERGON OVERSEAS HOLDINGS LIMITED


By:  /s/ Terry K. Eller          By:     /s/ Roy Adair
   ----------------------           ------------------------
     Terry K. Eller                      Roy Adair
     (under a power-of-attorney          (under a power-of attorney
     attached as Exhibit E)              attached as Exhibit F)

LAMBIQUE BEHEER BV

By:  /s/ Carl A. Carreca
   ----------------------
     Carl A. Carreca,
     Managing Director
     (bestuurder)

                             SHAREHOLDERS AGREEMENT
                                    EXHIBITS

     [The Registrant agrees to provide the Securities and Exchange Commission, upon request, with copies of the Exhibits hereto.]